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EXHIBIT 99.19

FOSTER WHEELER LTD.
Offer to Exchange 10% Senior Notes due 2011, Series A, issued by Foster Wheeler LLC and Guaranteed by Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and the Subsidiary Guarantors
and up to      Common Shares and      Series B Voting Convertible Preferred Shares
(Liquidation Preference $0.01 per Preferred Share) of Foster Wheeler Ltd.
for
Any and All Outstanding 6 3/4% Senior Secured Notes due 2005 issued by Foster Wheeler LLC and Guaranteed by Foster Wheeler Ltd. and the Subsidiary Guarantors
and Solicitation of Consents to Proposed Amendments to the
Indenture Relating to the 6 3/4% Senior Notes Due 2005
Pursuant to the Prospectus Dated            , 2004

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2004, WHICH WE REFER TO AS THE EXPIRATION DATE, UNLESS EXTENDED BY US. YOU MAY REVOKE YOUR TENDER AND YOUR CONSENT AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                        , 2004

To Our Clients:

        Enclosed for your consideration are the Prospectus, dated                        , 2004, and the related Letter of Transmittal and Consent (the "Letter of Transmittal and Consent") in connection with the offer by Foster Wheeler LLC (the "Company"), to exchange (the "Exchange Offer") its 6 3/4% Senior Secured Notes due 2011 (the "New Notes") and      Common Shares of Foster Wheeler Ltd. (the "Common Shares") and            Series B Voting Convertible Preferred Shares (liquidation preference $0.01 per preferred share) (the "Preferred Shares") of Foster Wheeler Ltd. for any and all outstanding 6 3/4% Senior Secured Notes due 2005 (the "2005 Notes"), plus accrued and unpaid interest, and the related consent solicitation (the "Consent Solicitation") subject, in each case, to the procedures and limitations described in the Prospectus dated            , 2004 and related Letter of Transmittal and Consent. This material relating to the Exchange Offer and Consent Solicitation is being forwarded to you as the beneficial owner of 2005 Notes carried by us for your account or benefit but not registered in your name. A tender of such 2005 Notes and delivery of a consent to the Proposed Amendments (described below) can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal and Consent is furnished to you for your information only and cannot be used by you to tender 2005 Notes held by us for your account or deliver a consent to the Proposed Amendments.

        Foster Wheeler LLC is soliciting the consent from holders of the 2005 Notes to the adoption of certain proposed amendments to the terms of the indenture governing the 2005 Notes. See "The Proposed Amendments" in the Prospectus for a description of the proposed amendments to the indenture and guarantee agreement. The completion, execution and delivery of the enclosed Letter of Transmittal and Consent by a holder of 2005 Notes in connection with the tender of 2005 Notes will be deemed to constitute the consent of such holder of 2005 Notes to the proposed amendments with respect to the 2005 Notes so tendered. Holders may not deliver consent without tendering their 2005 Notes in the Exchange Offer.

        We request instructions as to whether you wish us to tender any or all of the 2005 Notes held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal and Consent.

        If you wish to have us tender any or all of your 2005 Notes and thereby deliver your consent to the Proposed Amendments, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your 2005 Notes, all such 2005 Notes will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration of the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO EXCHANGE

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer and the Consent Solicitation.

        This will instruct you to tender the number of 2005 Notes indicated below (or if no number is indicated below, all 2005 Notes) that are held by you for the account of the undersigned and to deliver consent to the Proposed Amendments.

        Aggregate Principal Amount of 2005 Notes to be Tendered*:

Date: , 2004
Signature(s)
Print Name(s)
Print Address(es)
Area Code and Telephone Number
Tax ID or Social Security Number
*
Unless otherwise indicated, it will be assumed that all 2005 Notes held by us for your account are to be tendered.

        If the undersigned instructs you to tender the 2005 Notes held by you for the account of the undersigned, it is understood that you are authorized:

          (a)   to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

              (i)  the undersigned's principal residence is in the state of (fill in state)             ,

             (ii)  the undersigned has full power and authority to tender, exchange, assign and transfer the 2005 Notes tendered, and Foster Wheeler LLC will acquire good and unencumbered title to the 2005 Notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale arrangements or other obligations relating to their sale or transfer, and are not subject to any adverse claim when the 2005 Notes are accepted by Foster Wheeler LLC.

          (b)   to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

          (c)   to take any other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the 2005 Notes.

PLEASE RETURN THIS FORM TO THE BROKERAGE
FIRM MAINTAINING YOUR ACCOUNT

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INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE